Securities and Exchange Commission

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

                     Pursuant To Section 13 Or 15(d) Of The
                         Securities Exchange Act Of 1934

    Date of Report (Date of earliest event reported):     September 17, 2001

                          Crescent Communications, Inc.
              (Exact name of registrant as specified in its charter)

                Nevada                  0-22711            87-05065948
       (State or other jurisdiction  (Commission File     (IRS Employer
           or incorporation)             Number)        Identification No.)

                        701 North Post Oak Rd., Suite 630
                              Houston, Texas 77024
          (Address of principal executive offices, including zip code)

   Registrant's telephone number, including area code          (713) 682-7400

                             Berens Industries, Inc.
                           (Former Name of Registrant)


Item  5.          Other  Events.

     Pursuant to the consent of a majority of our shareholders, we took corporate action on the following four matters:

A. Effective September 12, 2001, our Board of Directors consists of Robert E. Davis, Jeff Olexa, Manfred Sternberg and Jeffrey Hansen, all of whom shall serve as Directors until their successors are duly elected and qualified.

B.   Effective  September  17,  2001  we  changed  our  name  to  Crescent
     Communications,  Inc.  (formerly,  our  name  was  Berens Industries, Inc.)

C. Effective as of the close of business on September 24, 2001, there is a 1:5 reverse split of our common stock. Our post-reverse-split common stock begins trading at the opening of business on September 25, 2001.


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D.   Our  independent  auditors shall be Ham, Langston & Brezina, LLP, Certified
     Public Accountants of Houston, Texas for the year ending December 31, 2001.

     In addition to the above corporate actions, at the opening of business on September 25, 2001, the new trading symbol of our common stock is "CCES".

Biographies  of  our  present  Directors.

     Robert Davis, age 43, has been a Director since July 2001. Mr. Davis received a B.B.A. in Finance from Texas A&M University in 1980. Mr. Davis is also involved in the energy industry having founded several successful companies, including Upland Energy, Inc. in 1985, MPH Production Co. in 1988, and. Laguna Rig Service, Inc. in 1999. Mr. Davis has been the President of Upland Energy, Inc. since its incorporation and has primarily been involved in the oil and gas business since that time.

     Jeff Olexa, age 41, has 17 years experience in technical and consultative selling in the telecommunications and Internet industries. Mr. Olexa had been employed by Crescent Services Corp. since March 1999 in varying capacities, and most recently as President. Between 1990 and 1999, he was employed by National Business Group, a nation-wide integration company where he served as Regional
Director  over  the  South  Central  Region. From 1986 to 1989 he worked for CXR
Telecom. Prior to his private sector experience, Mr. Olexa was in the armed forces where he maintained an Air Force telecommunication facility. This facility utilized wireless communications, including line-of-site microwave communications and other broadband technologies between Greece, Turkey and Italy. Jeff Olexa has been our President since July 2001.

     Manfred Sternberg, age 40, is a graduate of Tulane University and Louisiana State University School of Law. Mr. Sternberg is licensed to practice law in Texas and Louisiana and is Board Certified in Consumer Law by the Texas Board of Legal Specialization. He has been engaged in the general practice of law since 1987. He has been primarily engaged in civil litigation and providing general counsel to several small companies in the Houston area. He has worked for his own law firm for the last ten years. Mr. Sternberg was the Chief Executive Officer of Crescent Services Corp. in January 2001, when an involuntary bankruptcy proceeding under Chapter 7 of the Bankruptcy Code was commenced against Crescent Services Corp. in a case styled In re: Crescent Services, Inc., Number 01-30189-H4-11, U.S. Bankruptcy Court, Southern District of Texas. Shortly thereafter, this was converted into a Chapter 11 debtor-in-possession proceeding. Manfred Sternberg was the Chief Executive Officer, Director and sole shareholder of Crescent Services Corp. In July 2001, we purchased certain assets of Crescent Services Corp. for the cash sum of $150,000. Crescent Services Corp. remains in bankruptcy at this time. Mr. Sternberg has been our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary since July 2001.

     Jeffrey Hansen, age 49, has served as director since July 2000. Mr. Hansen has owned and operated his own law practice for the past twenty years in Houston, TX. Mr. Hansen has served as president of Simkova, LLC and general partner of Yolana Partnership, Ltd. since July 2000. He has a J.D., South Texas College of Law (1978), and a B.A. Degree, State University of New York-Oswego
(1974).


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Item  7.          Financial  Statements  and  Exhibits

(a)     Financial  Statements:     None.

(b)     Exhibits:     3.1     Amendment  to  Articles  of  Incorporation.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Crescent  Communications,  Inc.

                                  By:  _____________________________

Dated: September 24, 2001    /s/  Manfred Sternberg, Chief Executive
                                  Officer  and
                                  Chief  Financial  Officer

                                  Manfred Sternberg, Chief Executive Officer and Chief Financial Officer


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